Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 31st day of August, 1996 (the "Effective Date") by and between OMEGA ORTHODONTICS, INC., a Delaware corporation (the "Buyer"), and THE ORTHODONTIC MANAGEMENT EFFECTIVENESS GROUP OF AMERICA, LLC, a California limited liability company (the "Seller").

     WHEREAS, the Seller operates an orthodontic practice management and consulting business (the "Business"); and

     WHEREAS, the Buyer wishes to purchase the Purchased Assets, it being the intention of the Buyer to employ such Purchased Assets as part of its own business and not to continue the Seller's enterprise as such, it being understood that the Buyer shall not be deemed to be a successor to, or a continuation of, the Seller; and

     WHEREAS, subject to the foregoing, the Seller desires to sell and the Buyer desires to purchase the Purchased Assets, in accordance with the terms, conditions, and agreements hereinafter contained.

     NOW, THEREFORE, in consideration of the mutual premises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Sale and Purchase of Assets.

     1.1 Sale of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, on the Effective Date, the Seller will sell, convey, transfer and assign to the Buyer, and the Buyer will purchase and accept from the Seller, all right, title and interest in and to certain of the assets of the Seller used in or related to the Business which are identified on the attached Schedule 1.1, as such assets shall exist on the Effective Date (collectively, the "Purchased Assets"), free and clear of all Liens (as defined below).

     1.2 Excluded Assets. Any provisions of this Agreement to the contrary notwithstanding, there shall be excluded from the purchase and sale contemplated hereunder those assets of the Seller which are not described on the attached
Schedule 1.1, which assets shall not be considered or treated as Purchased Assets (the "Excluded Assets").

     1.3 Method of Conveyance.

     (a) Upon payment of the Purchase Price described in Section 2, the sale, transfer, conveyance, assignment and delivery by the Seller of the Purchased Assets to the Buyer in accordance with Section 1.1 shall be effected by the Seller's execution and delivery of one or more bills of sale, assignments, and other instruments of conveyance and transfer.

     (b) On the Effective Date, the Seller shall sell, transfer, convey, assign and deliver to the Buyer absolute title to and exclusive possession of all of the Purchased Assets free and clear of any and all Liens, mortgages, encumbrances, claims, conditional sales agreements, charges, security interests, rights of the Seller and any third party, rights of redemption, equities, and any other restrictions of any kind or nature whatsoever (individually, a "Lien" and collectively, "Liens"), and subject only to the Assumed Obligations.

     1.4 Assumed Obligations. On the Effective Date, the Buyer shall assume and shall, subject to all rights of offset, defenses, causes of action, counterclaims and claims of any nature against third parties that may be available to the Buyer in respect of the Assumed Obligations, agree to satisfy and discharge, as the same shall become due, all of the Seller's obligations under the contracts, agreements and commitments of the Seller which are specifically identified in Schedule 1.4 (the "Contracts") and are assigned to the Buyer on the Effective Date, if and to the extent assignable, but only to the extent any such obligations arise and accrue after the Effective Date and then only in respect of events and time periods occurring after the Effective Date (collectively, the "Assumed Obligations").

     1.5 Excluded Obligations. The Buyer is not assuming, and the Seller shall remain fully responsible for, all past, present and future indebtedness, liabilities, obligations, contracts and commitments of the Seller and any predecessors in interest of the Business, known or unknown, fixed or contingent, whether arising out of or resulting from the Business or the assets thereof, or otherwise, that are not Assumed Obligations (the "Excluded Obligations"). Without limiting the foregoing, the Excluded Obligations shall include, but not be limited to, any and all liabilities arising from or related to:

     (a) the negligent acts or omissions of the Seller, whether in tort or otherwise;

     (b) any suits, actions, or claims alleging infringement by the Seller, prior to the Effective Date, of patents, trademarks, trade names, copyrights or other intellectual property rights held by others;

     (c) any other suits, actions or claims against the Seller; and

     (d) any liability or obligation relating to an Excluded Asset.

     All Excluded Obligations shall remain the sole responsibility of the Seller, and the Seller agrees to pay, perform, discharge, and indemnify, in accordance with Section 5.2 hereof, the Buyer from and against, any and all such indebtedness, obligations and liabilities.

Section 2. Purchase Price. On the Effective Date, the Seller shall convey, transfer, assign and deliver to the Buyer the Purchased Assets in exchange for
(a) the Buyer's assumption of the Assumed Obligations; and (b) the Buyer's issuance to the Seller of one million-fifty thousand (1,050,000) shares (the "Shares") of the common stock, par value $.01 per share, of the Buyer (the "Common Stock").

Section 3. Representations and Warranties.

     3.1 Seller. The Seller hereby represents and warrants to the Buyer, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof, as follows:

     (a) Organization and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California. The Seller has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it. The copies of the Articles of Organization and the Operating Agreement of the Seller, which have been delivered to the Buyer, are complete and correct and are in full force and effect at the date hereof.

     (b) Authorization; No Restrictions, Consents or Approvals. The Seller has full power and authority to enter into and perform this Agreement and the Ancillary Agreements (as defined below) and all corporate and member action necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements and the performance hereunder and thereunder has been duly taken. This Agreement and the Ancillary Agreements have been duly executed by the Seller and constitute the legal, valid, binding and enforceable obligations of the Seller, enforceable against the Seller in accordance with their terms. The execution and delivery of this Agreement and the Ancillary Agreements, the sale of the Purchased Assets and the consummation by the Seller of the transactions contemplated herein and therein, do not (i) conflict with or violate any of the terms of the Articles of Organization or the Operating Agreement of the Seller or any applicable law, (ii) conflict with, or result in a breach of any of the terms of any Contract or constitute a default thereunder,
(iii) result in the creation or imposition of any Lien on any of the Purchased Assets, (iv) constitute an event permitting termination of any Contract pursuant to the terms of such Contract, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Seller is a party or by which the Seller may be bound, or result in the violation by the Seller of any law, statute, rule, regulation, judgment, writ, injunction, decree or order to which the Seller or any assets of the Seller may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary in connection with the execution and delivery by the Seller of this Agreement and the

Ancillary Agreements or the performance by the Seller of its obligations hereunder or thereunder.

     (c) Title to Properties. The Seller has good and marketable title to all of the Purchased Assets, free and clear of any Lien.

     (d) Contracts and Other Documents. Schedule 1.4 sets forth a complete and accurate listing or description of all Contracts to which the Seller is a party in connection with the Business. Each of the Contracts is valid, binding and enforceable in accordance with its terms, and is in full force and effect; there are no existing defaults on the part of the Seller or, to the best of the Seller's knowledge, any other party, under any Contract, and no event of default under any such Contract has occurred and is continuing which (whether with or without the giving of notice, lapse of time or both, or the happening of any other event) would constitute a default under such Contract; each such Contract will continue to be in full force and effect on the same terms and conditions immediately after the Effective Date without the need for any action on the part of the Buyer, except for the Buyer's performance of the Assumed Obligations; to the best of the Seller's knowledge, each such Contract reflects the complete understanding among the parties thereto; and accurate and complete copies of each such Contract including all amendments thereto, have been delivered to the Buyer at or prior to the date hereof. The Seller's interest in each of the Contracts is free and clear of all Liens or other encumbrances (other than any created by the Buyer). Neither the Seller nor any other party is in default under any Contract.

     (e) Compliance With Law. The Seller has at all times operated in all respects and is presently in compliance with all applicable federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar person established by any such governmental or political subdivision or agency thereof, including but not limited to all applicable domestic and foreign laws, rules and regulations relating to the safe conduct of business, employment discrimination, wages and hours, employment of illegal aliens, collective bargaining, the payment of withholding and social security taxes, product labeling, antitrust, consumer protection, occupational safety and health, consumer product safety, the importation of goods, product liability, currency exchange, securities and trading with the enemy matters, and to the best of the Seller's knowledge no event has occurred which would constitute reasonable grounds for a claim that non-compliance has occurred or is occurring.

     (f) Intellectual Property. The Seller owns or possesses valid and binding licenses or other rights to use, whether or not registered, all intellectual property and intangible assets used or useful in the Business (the "Intellectual Property"). Schedule 3.1(f) sets forth a complete and accurate list of all such Intellectual Property (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which the Seller has granted licenses to third parties to use any Intellectual Property) relating thereto. All actions necessary to maintain the registered Intellectual Property have been taken by the Seller. The Seller is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property in connection with the current or prior conduct of the Business. The use by the Seller of any of the Intellectual Property does not violate the proprietary rights of any other person and no claims have been asserted by any person with respect to the use of the Intellectual Property by the Seller. To the best of the Seller's knowledge, no person is infringing upon the Intellectual Property. The Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property. No person, other than the Seller, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property.

     (g) Investment Representations. The Seller (i) was not organized for the specific purpose of acquiring the Shares; (ii) has sufficient knowledge and experience in investing in companies similar to the Buyer so as to be able to evaluate the risks and merits of its investment in the Buyer and is able financially to bear the risks thereof; (iii) has had a full and adequate opportunity to discuss the Buyer's business, management and financial affairs with the Buyer's management; (iv) is acquiring the Shares for its own account for the purpose of investment and not with view to or for sale in connection with any distribution thereof; and (v) understands that (w) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") by reason of the issuance of the Shares in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Act, (x) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from such registration, (y) the Shares will bear a legend to such effect and (z) the Buyer will make a notation on its transfer books to such effect.

     3.2 Buyer. The Buyer hereby represents and warrants to the Seller, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof, as follows:

     (a) Organization and Qualification. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

     (b) Authorization; No Restrictions, Consents or Approvals. The Buyer has full corporate power and authority to enter into and perform this Agreement and the General Assignment and Assumption Agreement and to issue the Shares, and has taken all necessary action to authorize the execution and delivery of this Agreement and the General Assignment and Assumption Agreement and the issuance and sale of the Shares and the performance by the Buyer of its obligations hereunder and thereunder. This Agreement and the General Assignment and Assumption Agreement have been duly executed by the Buyer and constitute the legal, valid, binding, and enforceable obligations of the Buyer. The execution and delivery of this Agreement and the General Assignment and Assumption Agreement and the consummation by the Buyer of the transactions contemplated herein and therein, do not and will not on the Effective Date (i) conflict with or violate any of the terms of the Buyer's Certificate of Incorporation or By-laws or any applicable law, or (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation, or instrument by which the Buyer is bound or to which any property of the Buyer is subject, or constitute a default thereunder. No authorization, consent, or approval of any governmental authority or any other person is necessary or required in connection with the execution and delivery by the Buyer of this Agreement and the General Assignment and Assumption Agreement or the performance by the Buyer of the Buyer's obligations hereunder and thereunder.

     (c) Authorized Capital Stock ; The Shares. As of the Effective Date, the authorized capital stock of the Buyer shall consist of 10,000,000 shares of Common Stock, 450,000 of which shall be issued and held in escrow for delivery upon completion of the Buyer's initial public offering of its Common Stock (the "Escrow Shares"). Upon release of the escrow, the Escrow Shares will be validly issued and outstanding, fully paid and non-assessable shares of the Common Stock. As of the Effective Date, the Shares shall have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of the Common Stock.

Section 4. Closing.

     4.1 Buyer's Closing Documents. On the Effective Date, the Buyer will deliver to the Seller, in form and substance reasonably satisfactory to the Seller and consistent with this Agreement:

     (a) The General Assignment and Assumption Agreement relating to the Assumed Obligations (the "General Assignment").

     (b) A certificate evidencing the Shares.

     (c) Such other documents as the Seller shall reasonably request.

     4.2 Seller's Closing Documents. On the Effective Date, the Seller will deliver to the Buyer, in form and substance reasonably satisfactory to the Buyer, all consents required under the Contracts, and appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to the Buyer of the Purchased Assets as contemplated hereby and necessary to place the Buyer, its officers, agents and employees in full possession and enjoyment of all the Purchased Assets as contemplated hereby, including the following:

     (a) The General Bill of Sale and Assignment relating to the Purchased Assets (the "Bill of Sale").

     (b) Such other documents (collectively, with the General Assignment and the Bill of Sale, the "Ancillary Agreements") as the Buyer shall reasonably request.

     4.3 Further Assurances. The Seller from time to time after the Effective Date, at the Buyer's request, will execute, acknowledge and deliver to the Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Buyer may reasonably require in order to vest more effectively in the Buyer, or to put the Buyer more fully in possession of, any of the Purchased Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

Section 5. Survival of Representations and Warranties; Indemnification.

     5.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Buyer and the Seller set forth in this Agreement and the Ancillary Agreements and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby or thereby shall survive the Effective Date for three years.

     5.2 Indemnification. Each party (the "Indemnifying Party") agrees to defend, indemnify and hold the other party (the "Indemnified Party") harmless from and against any damages, liabilities, losses and expenses (including reasonable counsel fees and disbursements) of any kind or nature whatsoever which may be sustained or suffered by the Indemnified Party based upon a breach of any representation, warranty or covenant made by the Indemnifying Party in this Agreement, the Ancillary Agreements or in any schedule, exhibit or certificate delivered hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such representations, warranties or covenants.

Section 6. General Provisions.

     6.1 Sales and Transfer Taxes. The Seller shall pay any and all taxes, federal, state, or local, in the nature of income, sales, conveyance, recording, or transfer taxes required to be paid in respect of the conveyance, assignment, or transfer to the Buyer of the Purchased Assets and the filing and recording thereof.

     6.2 Amendment and Waiver. This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

     6.3 Miscellaneous. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     6.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns.

     6.5 Complete Agreement. This Agreement, the Ancillary Agreements and the exhibits and schedules and other documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments, and writings.

     6.6 Notices. Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given (a) when personally delivered, or (b) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (c) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed, or (d) when transmitted by telex (or equivalent service), the sender having received the answerback of the addressee, or (e) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

     6.7 Assignment. Except as expressly provided herein, this Agreement and any rights pursuant hereto shall not be assignable by the Seller without the prior written consent of the Buyer.

     6.8 Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.


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


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

                                    OMEGA ORTHODONTICS, INC.



                                    By: /s/ R. J. Schulhof
                                       ------------------------------
                                        Name:  R. J. Schulhof
                                        Title: President


                                    THE ORTHODONTIC MANAGEMENT
                                         EFFECTIVENESS GROUP OF AMERICA, LLC



                                    By:  /s/ R. J. Schulhof
                                       ------------------------------
                                       Name:  R. J. Schulhof
                                       Title: Manager

                      SCHEDULE 1.1 -- THE PURCHASED ASSETS


Internal Equipment value $3928.08

2 IBM Compatible 486 Computers

1 HP Laserject 5p Printer

1 HP Scanjet 3c Scanner

                          SCHEDULE 1.4 -- THE CONTRACTS

Agent Agreement:   Glovsky/Mayflower

Ancillary Agreements:

        David Grove
        Robert Schmisseur
        Ted Saydyk
        Andrew Smick
        Leroy Vego
        Ray Fortson
        Clark Schneekluth

Consulting Services Agreements

        David Grove
        Robert Schmisseur
        Ted Saydyk
        Andrew Smick
        Ray Fortson
        Donald Byk
        Clark Cash
        Clark Schneekluth

Agreement/Working Arrangements with Consultants

     Dean Bellavia:  Books at reduced rates plus $100 per month per practice served; Scheduling at reduced rate -- $2,500 per practice

     Sonny Elliott:  $2,500 per in Practice Seminar, $300 per month for coaching


     Bud Ham:        $1,000 per practice survey

     Maxine Logan:   $500 per month plus materials for promotional programs for practices

Facilities -- Agreements to use home offices as company facilities

                    SCHEDULE 3.1(f) -- INTELLECTUAL PROPERTY

Legal agreements and research with respect to MSO affiliations

Right to Exceptional Practice and Perpetual Practice concepts

                       GENERAL BILL OF SALE AND ASSIGNMENT


     KNOW ALL MEN BY THESE PRESENTS, that as of the close of business on the 31st day of August, 1996, The Orthodontic Management Effectiveness Group of America, LLC, a California limited liability company (the "Seller"), for good and valuable consideration received on behalf of Omega Orthodontics, Inc., a corporation formed under the laws of the State of Delaware (the "Buyer"), does hereby grant, sell, convey, transfer, assign and deliver to Buyer, and Buyer does hereby purchase from Seller all of Seller's right, title and interest in those assets of Seller (the "Purchased Assets") described as being acquired by Buyer on Schedule 1.1 attached hereto and incorporated herein by this reference.

     Specifically excluded from the Purchased Assets being sold and assigned hereunder are the "Excluded Assets" which are all the assets of Seller which are not described on Schedule 1.1.

     Anything herein to the contrary notwithstanding, no Purchased Assets shall be deemed transferred or assigned pursuant to this instrument if any attempted transfer or assignment of the same without the consent or approval of another person or entity would in any way adversely affect the rights of Seller or Buyer in the Purchased Assets. Seller covenants and agrees that in any such case the beneficial interest in or to the Purchased Assets shall in any event pass hereunder as of the date hereof to Buyer; and Seller covenants and agrees to use its best efforts to obtain and secure any and all such consents and approvals and take all actions necessary to put Buyer in actual possession and control of the Purchased Assets purchased by Buyer.

     Seller is lawfully seized of all the Purchased Assets and has clear title to and good and lawful authority to convey the Purchased Assets to Buyer. The Purchased Assets of Seller transferred, sold, assigned and conveyed to Buyer hereby are free and clear of all liens, mortgages, encumbrances, claims, conditional sales agreements, charges, security interests, rights of Seller and any third party, rights of redemption, equities, and any other restrictions of any kind and nature whatsoever.

     Seller hereby irrevocably and unconditionally constitutes and appoints Buyer (and its successors and assigns) the true and lawful attorneys of Seller with full power of substitution and resubstitution on behalf of and for the benefit of Seller and at the expense of Seller (i) to institute and prosecute all proceedings which Buyer may deem necessary or proper in order to assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold, transferred or assigned, (ii) to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets hereby sold, transferred or assigned and (iii) to take all such further acts and actions in relation thereto as Buyer shall deem advisable. Seller covenants and agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable.

     Seller covenants and agrees that, at any time from time to time after the delivery hereof, Seller will, upon the request of Buyer and at its expense, execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, all such further deeds, assignments, transfers, conveyances, powers of attorney or assurances and shall take or cause to be taken all such further acts and actions as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer or for aiding and assisting in the collection of or reducing to possession by Buyer of any of the Purchased Assets hereby sold, transferred or assigned to Buyer.

     This instrument and the covenants and agreements herein set forth shall inure to the benefit of Buyer and its successors and assigns and shall be binding upon Seller and its successors and assigns.

     Seller will warrant and defend the sale of Purchased Assets against all and every person or persons whomsoever claiming or to claim against any or all of the same.

     This instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, Seller, intending to be legally bound, has executed and delivered, or caused to be duly executed and delivered on its behalf by its duly authorized representative, this General Bill of Sale and Assignment as of the day and date first above set forth.


ATTEST:                             THE ORTHODONTIC MANAGEMENT
                                    EFFECTIVENESS GROUP OF AMERICA, LLC



By  /s/ Diane Kessler               By: /s/ R. J. Schulhof
    ---------------------               ----------------------
                                        Name:  R. J. Schulhof
                                        Its: Manager

                      SCHEDULE 1.1 -- THE PURCHASED ASSETS


Internal Equipment value $3928.08

2 IBM Compatible 486 Computers

1 HP Laserject 5p Printer

1 HP Scanjet 3c Scanner